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                                                                   Exhibit 10.16

                           [LETTERHEAD OF MEDIAPLEX]



                                  May 20, 1999

VIA HAND DELIVERY
-----------------
Mr. Erik Wickstrom
Board Member, President
Mr. Gregory A. Davis
VP Business Development
ICON MEDIALAB

     Re:  MediaPlex Agreement with Icon Medialab
          --------------------------------------

Dear Erik and Greg:

     Pursuant to our recent discussions, this letter memorializes the material terms of the agreement we have reached between MediaPlex, Inc. ("MediaPlex") and Icon Medialab ("Icon"). We are excited about the powerful mutual benefits of our collaboration and we look forward to a long and mutually rewarding relationship with Icon.

     We have agreed that MediaPlex will be the preferred provider of online media planning, buying, serving, tracking and reporting for Icon and its clients worldwide. The parties will use their best efforts to jointly market and introduce each other and each other's products and services to their respective clients and potential clients. MediaPlex and Icon agree to allow the other to use their respective tradenames and trademarks for the limited purposes of facilitating the purposes of this agreement. The parties will draft and issue a joint press release that is mutually agreeable.

     MediaPlex and Icon agree to enter into a subsequent agreement which will delineate the revenue sharing arrangement for Icon's referral of business to MediaPlex and for MediaPlex's referral of business to Icon. Both parties agree to use their best efforts to maximize the revenue to be generated under this agreement. To facilitate the performance of this agreement, Icon agrees to use its best efforts to provide at cost office space, complete with phone, connectivity, and signage, in its London, Stockholm and Hamburg offices up to a maximum of two desks per office. MediaPlex agrees to use its best efforts to provide at cost, if requested by Icon, office space complete with phone, connectivity, and signage, in its New York office and, subject to approval by its Japanese joint venture partner, its Tokyo office, up to a maximum of two desks per office.
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Messrs. Wickstrom and Davis
May 20, 1999
Page 2 of 2


     Miscellaneous:

     This agreement shall commence on the first day it is signed by both parties (fax signatures are acceptable) and shall run for a term of twelve months. This Agreement shall automatically renew for successive one year terms if not terminated in writing ninety days or more prior to the expiration of any one year term. Time is of the essence. Either party in its sole discretion has the right to decline any business referred to it by the other party. This Agreement embodies our entire agreement, supersedes all prior oral and written agreements, and may not be amended or modified except by an agreement signed by both parties. The law of the State of California, USA, shall govern this Agreement. This Agreement may be executed in any number of counterparts and facsimile copies, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. If any action at law or in equity is brought to enforce or interpret the terms of this Agreement, the prevailing party shall recover its reasonable attorney's fees in addition to any other relief to which it may be entitled. Any notice or report required or permitted by this Agreement shall be made by personal delivery or fax to the then operating fax number or business address to the attention of Jon Edwards, if to MediaPlex, or to Greg Davis, if to Icon.

     If this Agreement as written is satisfactory to you, please sign it and fax us a copy for our file. Please retain the original for your files.

     We are extremely excited about our new collaboration and we look forward to a long and mutually profitable relationship with Icon.

                                    Very truly yours,


                                    MEDIAPLEX, INC.



                                    By: /s/ Jon L. Edwards
                                        -----------------------------
                                        Jon L. Edwards
                                        President

AGREED TO AND ACCEPTED:
ICON MEDIALAB INTERNATIONAL AB
ICON MEDIALAB INC.

By: /s/ Eric Wickstrom
    --------------------------
    Eric Wickstrom
    Board Member, President

Dated: May 19th 1999
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